UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	March 30, 2005
(March 29, 2005)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

1-6986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item  7.01    Regulation FD Disclosure

PNM Resources, Inc. ("PNM Resources" or the "Company") is furnishing in this Form 8-K a reaffirmation of its earnings guidance for 2005, estimating ongoing earnings, without any one-time gains or charges or the results of the pending acquisition of TNP Enterprises, Inc. ("TNP"), to be between $1.40 and $1.55 per diluted share.  The company will update its 2005 guidance after the close of the TNP acquisition.

Item 8.01     Other Events

On March 29, 2005, PNM Resources reported that an unexpected outage of Unit Four at the San Juan Generating Station near Farmington, N.M. will accelerate a planned minor overhaul of the same unit, originally scheduled for the fall of this year, to minimize the economic impact of the shutdown.

Unit Four went offline March 26 after a circulating water pipe ruptured.  It is expected to take about three weeks to repair the pipe.  PNM Resources' principal subsidiary, Public Service Company of New Mexico, ("PNM"), is the operator of the 1,769-megawatt, four-unit power plant and will oversee the repair work.

After reviewing the scope of work for Unit Four's planned minor outage this fall, PNM determined to accelerate the schedule to complete the majority of the scheduled maintenance during this outage window.

Unit Four's shutdown will increase operating costs, trim income for PNM and reduce PNM Resources second-quarter consolidated earnings by an estimated $5 million pre-tax. However, the company expects to have less operating costs and recover the lost revenue in the fourth quarter when the Unit Four planned outage would have occurred.

A planned maintenance outage for Unit Two remains scheduled for the second quarter.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this Form 8-K and other documents the Company files with the SEC that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies, both with respect to the Company and with respect to the proposed acquisition of TNP, are made pursuant to the Private Securities Litigation Reform Act of 1995.  You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, PNM Resources cautions you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect the Company's future financial condition, cash flow and operating results.  These factors include the availability of cash of TNP, risks and uncertainties relating to the receipt of regulatory approvals of the proposed acquisition of TNP, the risks that the businesses will not be integrated successfully, the risk that the benefits of the acquisition will not be fully realized or will take longer to realize than expected, disruption from the proposed acquisition making it more difficult to maintain relationships with customers, employees, suppliers or other third parties, conditions in the financial markets relevant to the proposed acquisition, interest rates, weather, water supply, fuel costs, availability of fuel supplies, risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, the ability of the Company to secure long-term power sales, the risks associated with completion of the construction of Luna Energy Facility, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings, changes in applicable accounting principles and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect PNM Resources and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. AND
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: March 30, 2005	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)